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                                                                       EXHIBIT 1

                             JOINT FILING AGREEMENT

    In accordance with Rule 13d-1(f) under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree to the joint filing on behalf of each of them of a statement on Schedule 13D (including amendments thereto) with respect to the Common Stock, par value $.50 per share, of Valley Forge Corporation, and that this agreement be included as an Exhibit to such joint filing. This agreement may be executed in any number of counterparts all of which when taken together shall constitute one and the same instrument.

    IN WITNESS WHEREOF, the undersigned hereby execute this agreement this 9th day of December, 1998.

KCI ACQUISITION CORP.

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
By: /s/ Alan L. Rivera
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  Name: Alan L. Rivera
  Title: Vice President

KEY COMPONENTS, LLC

By: /s/ Alan L. Rivera
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  Name: Alan L. Rivera
  Title: Vice President

KEY COMPONENTS, INC.

By: /s/ Alan L. Rivera
---------------------------------------------
  Name: Alan L. Rivera
  Title: Vice President
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